SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series I
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

IMPORTANT

SHAREHOLDER UPDATE

Fidelity Value Strategies Fund*

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on an important proposal that affects the fund and your investment. This information describes the proposal and asks for your vote on this important issue.

Your vote is important, no matter how large or small your holdings may be.

We are writing to remind you that your participation is extremely important. The Special Meeting of Shareholders originally scheduled for July 18th, 2007 was adjourned to September 19th, 2007 at 11:00 a.m. Eastern Time (ET) because of insufficient shareholder response to recent proxy mailings. Until we receive a sufficient number of votes, the shareholder meeting cannot be held. If you do not plan to cast your vote at the meeting on September 19th, 2007, please indicate your vote on the enclosed proxy card. Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Touch-Tone Phone 1-888-221-0697
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

2. Vote by Internet
Please visit www.proxyweb.com/proxy and follow the online instructions.

3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

Please note, D.F. King & Co., Inc. may be utilized to solicit shareholder votes by telephone on behalf of the fund. The fund may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

* Fidelity Value Strategies Fund is a class of Fidelity Advisor Value Strategies Fund.

IMPORTANT

SHAREHOLDER UPDATE

Fidelity Advisor Dynamic Capital Appreciation Fund

Fidelity Advisor Equity Growth Fund

Fidelity Advisor Mid Cap Fund

Fidelity Advisor Small Cap Fund

Fidelity Advisor Value Strategies Fund

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affects the funds and your investment. This information describes each proposal and asks for your vote on these important issues.

Your vote is important, no matter how large or small your holdings may be.

We are writing to remind you that your participation is extremely important. The Special Meeting of Shareholders originally scheduled for July 18, 2007 was adjourned to September 19, 2007 at 11:00 a.m. Eastern Time (ET) because of insufficient shareholder response to recent proxy mailings. Until we receive a sufficient number of votes, the shareholder meeting cannot be held. If you do not plan to cast your vote at the meeting on September 19, 2007, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in the fund will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Touch-Tone Phone 1-888-221-0697
Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

2. Vote by Internet
Please visit www.proxyweb.com/proxy and follow the online instructions.

3. Vote by Mail
Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

Please note, D.F. King & Co., Inc. may be utilized to solicit shareholder votes by telephone on behalf of the funds. The funds may also arrange to have votes recorded by telephone. In the event that you receive a telephone call from a D.F. King & Co., Inc. representative, you may be asked to verify the last 4 digits of your Social Security Number or Tax Identification Number for identification verification.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity 1-877-208-0098. We appreciate your immediate attention. Thank you.